Exhibit 99.1 Evofem Biosciences Investor Presentation, September 2019 Revolutionizing Women’s Sexual and Reproductive Health (Nasdaq: EVFM)

Disclaimer This presentation contains forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws. In some cases, you can identify forward looking statements by terms such as “may,” ”will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “strategy,” “objective,” “designed,” “suggest,” “currently,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following: • the outcome or success of Evofem’s clinical trials • Evofem’s ability to obtain the necessary regulatory approvals for its product candidates, including approval from the U.S. Food and Drug Administration for the use of Amphora® as a contraceptive, and the timing of such approvals • the rate and degree of market acceptance of Amphora® • Evofem’s ability to successfully commercialize Amphora® and its ability to develop sales and marketing capabilities • Evofem’s ability to maintain and protect its intellectual property • Evofem’s ability to raise additional capital when needed and to rely on existing cash reserves to fund its current development plans and operations • Evofem’s reliance on third party providers, such as third party manufacturers and clinical research organizations • the absence of any adverse events or side effects relating to the use of Amphora® • Evofem’s ability to retain members of its management and other key personnel • and other risk factors detailed in Evofem’s filings from time to time with the U.S. Securities and Exchange Commission • including, without limitation, the 10-K filed on March 1, 2019. The forward looking statements in this presentation represent Evofem’s views only as of the date of this presentation, September 4, 2019, and Evofem expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Evofem’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement. ©2019 Evofem Biosciences, Inc. | 2

Evofem Biosciences at a Glance Core focus: developing Amphora®, our lead Multipurpose Vaginal pH Regulator (MVP-RTM) product candidate, for the prevention of pregnancy and the prevention of chlamydia ©2019 Evofem Biosciences, Inc. | 3

16 million U.S. women are sexually active and don’t want to become pregnant, however are doing nothing to prevent pregnancy. Source: Derived from NCHS Data Brief No. 173_December 2014 and the 2018 Guttmacher Contraceptive Use in the US Report – July 2018. ©2019 Evofem Biosciences, Inc. | 4

9 million women may have transitioned away from hormones and are using condoms, withdrawal, or natural family planning as their primary method for pregnancy prevention. Source: Derived from NCHS Data Brief No. 173_December 2014 and the 2018 Guttmacher Contraceptive Use in the U.S. Report – July 2018. ©2019 Evofem Biosciences, Inc. | 5

Chlamydia is the most frequently reported STI in the U.S., with 1.7 million new cases reported in 2017. Source: CDC preliminary data in five-year trends in sexually transmitted diseases 2017. ©2019 Evofem Biosciences, Inc. | 6

Many women take hormonal contraception every day, every week, and every month…yet on average, they only have sex eight times a month. It’s time for another choice – it’s time for Amphora. ©2019 Evofem Biosciences, Inc. | 7

Evofem Biosciences A Clinical Stage Biopharmaceutical Company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health • Non-hormonal, acid-buffering MVP-R vaginal gel with bio-adhesive properties Multipurpose Vaginal pH • Designed to maintain a natural acidic vaginal Regulator (MVP-R™) pH of 3.5 to 4.5, inhibiting motility and gel technology preventing survival of spermatozoa • Acidic environments are inhospitable to microbes such as chlamydia and gonorrhea ©2019 Evofem Biosciences, Inc. | 8

Amphora for Pregnancy Prevention Completed Phase 3 AMPOWER trial in 2H 2018 • Single-arm, open label trial • ~1,400 women, age 18-35 at 112 U.S. sites • Amphora was used in >34,000 acts of intercourse • Achieved strong results that clearly met the FDA's pre-specified primary endpoint • Favorable safety profile and very well tolerated Held positive Type B meeting with FDA in April 2019 Next step: Resubmit NDA in Q4 2019 ©2019 Evofem Biosciences, Inc. | 9

Adverse Events (AEs) in AMPOWER The incidence of AEs was low (1.1%), and none of the SAEs were considered definitely related to treatment with Amphora Amphora (N = 1330) n (%) Subjects With ≥ 1 AE 601 (45.2) Subjects With ≥ 1 SAE 14 (1.1) AEs Leading to Early Discontinuation 25 (1.9) Relationship of AEs Unlikely to be Related 186 (14.0) Possibly Related 166 (12.5) Probably Related 139 (10.5) Definitely Related 108 (8.1) Not Assessable 2 (0.2) Intensity of AEs Mild 318 (23.9) Moderate 249 (18.7) Severe 31 (2.3) Life-Threatening 3 (0.2) Deaths 0 ©2019 Evofem Biosciences, Inc. | 10

Exploratory Sexual Satisfaction Endpoint Findings An almost three fold increase in sexual satisfaction was reported when using Amphora as compared to the previous form of contraception 16.9% of women reported sexual satisfaction 45.5% of women reported an with their previous method increase in sexual satisfaction of birth control with Amphora ©2019 Evofem Biosciences, Inc. | 11

MVP-R Gel Label Expansion Opportunity Amphora for the Prevention of Chlamydia Prevention of Chlamydia 1.7M Annually1 Indication1.7M new cases of chlamydia in 2017 inAddressable U.S.* Population AMPREVENCE Phase 2b Clinical Trial 2019 2020 2021 2022 Double-blinded, placebo-controlled efficacy trial at ~50 U.S. sites Expected ~850 women, 18-45 years old, with chlamydia Top-line Data infection in the prior four months Expected Anticipated Initiation of sNDA Approval Four-month interventional period and one-month Phase 3 follow-up Primary endpoint: prevention of Chlamydia trachomatis in women Last patient out Aug. 2019; top-line data expected Phase 2b Nov. 2019 FDA granted Amphora Fast Track designation for prevention of chlamydia in women Source: * CDC preliminary data in five-year trends in sexually transmitted diseases 2017. ©2019 Evofem Biosciences, Inc. | 12

Female Contraception Today is Fundamentally at Odds With What Women Want

~16 MILLION[1]

American women are sexually active and don't want to become pregnant, but are doing nothing to prevent pregnancy.

~9 MILLION[1]

Women using condoms, withdrawal, or the rhythm method.

MANY WOMEN ARE FED UP

with the side effects and the lack of control with the currently available hormonal options.

45%

of pregnancies in the U.S. each year are unplanned[2].

Unintended pregnancies continue to be alarmingly high.

Source:
1. Derived from NCHS Data Brief No. 173_December 2014 and the 2018 Guttmacher Contraceptive Use in the U.S. Report – July 2018
2. Guttmacher, "Unintended Pregnancy in the United States: Fact Sheet", January 2019.

EVOFEM BIOSCIENCES

©2019 Evofem Biosciences, Inc. | 13

Who Are These 25 Million Women? Millennials: A healthier lifestyle that doesn’t include hormones in their food, makeup, or birth control Non-hormonal Transition: Concerned about side-effects, long-term impact on health, and ability to get pregnant in the future due to hormones Spacers: Breast-feeding, spacing children, more concerned about health then they are about when they will get pregnant again Late Reproductive Age: Following years of hormone use they have decided the risk of pregnancy isn’t great, so they stop using hormones ©2019 Evofem Biosciences, Inc. | 14

Amphora Early-Adopter Health Care Providers (HCPs)*



Segment C:
Crusader Kelly
Female OB/GYN

- Wants to empower women with reproductive freedom
- Dedicated time to contraceptive counseling
- High concern for patients who do not use contraception
- Majority of patients are between the ages of 20-39 and high % of sexually active patients
- Can be reached through multi-channel marketing (e.g. Medscape, journals) and conference presentations



Segment D:
MVP Arianna
Female physician/NP

- Highly motivated by a Multipurpose Vaginal pH Regulator
- High concern of product side effects and out of pocket costs to patients
- Majority of patients are between the ages of 20-39 and high % of sexually active patients
- Use various resources to learn about new products (MCM, sales reps, MSLs, professional societies)



Segment B:
Sensible Sam
Clinical Staff and Male or Female OB/GYN

- Relatively more sexually active patients using contraception
- Can be reached through multi-channel marketing (e.g. Medscape, journals), professional society guidelines, and convention booth
- Doesn't think non-prescription forms of contraception are as effective as prescription forms
- Somewhat receptive to an MVP-R, writes fewer contraceptive prescriptions, patients are comfortable taking hormones


19%
16%
8%
17%
23%
17%
Crusader Kelly
MVP Arianna
Sensible Sam
Forget it Fred
Old School Owen
Average Andy

Source:
* KJT Group Amphora HCP Segmentation Market Research – Q4'2018. n=1024. Q340.

EVOFEM BIOSCIENCES

©2019 Evofem Biosciences, Inc. | 16

1024 HCPs Anticipate Amphora will be the 2nd Highest Form of Birth Control Prescribed to Women* HCP Allocation of Primary Birth Control Method Following Amphora Approval (%) Total (n-1024) % %Δ Oral Contraceptives (Regular, 28-day) 26% -14% Amphora 15% Hormonal IUD 11% -10% Condom 8% -20% Injectables 7% -15% Oral Contraceptives (Extended) 7% -15% No contraception used, not trying to become pregnant 5% -19% Implant 5% -12% Non-hormonal IUD 4% -11% Vaginal ring 4% -14% Fertility awareness/ NFP/ Withdrawal 3% -19% Patch 3% -18% Emergency contraception 1% -20% Diaphragm/ Spermicide/ Cervical cap/ Sponge 1% -16% Other 0% -13% Source: * KJT Group Amphora HCP Segmentation Market Research – Q4’2018. n=1024. Q340 Imagine Amphora is now available. How many of your patients would use each method as their primary form of contraception, including Amphora®? ©2019 Evofem Biosciences, Inc. | 17

Positive Experience with Amphora Results in Excitement and Anticipation for a New Birth Control Option “ I liked how I could use Amphora whenever I needed to and not everyday. I don’t like adding hormones to my body.” I am very satisfied and hope I can find it in the market.” – AMPOWER Women* “ They love the Amphora. Ease of use, on demand, non-hormonal. Lubrication is part of ease of use and why they liked it.” – AMPOWER Primary Investigator* “ The effectiveness was good enough for us. We weren’t really worried about pregnancy or anything really.” - AMPOWER Partner* Sources: * Amphora Experience Survey 11.28.18 n=188. ©2019 Evofem Biosciences, Inc. | 18

Sales and Marketing Strategy Designed to Maximize Amphora Adoption



98% of the most important prescribers in the birth control category come from the OB/GYN specialty[1,2]

Sales Force Structure

- ~12 Regional Managers
- ~125 Representatives
- 100% coverage of top prescribers of contraception

Direct-to-Consumer Advertising

- 6 months post launch

Market Access Coverage

- 8 National Account Managers
- 4 Medical Science Liaisons
- Payers suggest that Amphora will be a covered product under the Affordable Care Act

Sources:
1. Quintiles – March 18, 2016: Evofem_Target_Universe_PCP+OBGYN_10USC_4Feb2016.xlsx.
2. IMS Nov'15 Prescription Data.

©2019 Evofem Biosciences, Inc. | 19

Amphora Potential Commercial Value Currently: 16 million women are sexually active, but do nothing to prevent pregnancy 9 million women using condoms, withdrawal, or the rhythm method Doing the Math: If just 1 in 25 of these women were to use Amphora at the same time… filling the script 7 times that year… at a retail price of ~$150 to $175 per script and a 30% discount… each Amphora woman represents ~$735 to ~$860 per year! U.S. Contraceptive Sales Opportunity $735M to $860M* * For illustration purposes only of potential sales based on 1M women using Amphora for 12 months representing a 2.5% market penetration ©2019 Evofem Biosciences, Inc. | 20

Significant Rest of World Commercial Potential • Women across the globe are seeking to avoid hormones in their birth control • In the EU ~29% have discontinued OCs, with a ‘desire to avoid hormones’ being the most common reason stated1 • ~30% of women in the APAC region display hormone avoidance tendencies; adding STI prevention is likely to increase revenue potential by 40%2 • Ex-U.S. market research commissioned by Evofem indicates that Amphora interest is particularly high among women in China, Mexico, Brazil, and Russia1 • Amphora licensing discussions and evaluation are on-going with potential commercialization partners • EU regions • APAC regions • LATAM regions Source: 1. Integrated Insights: Amphora Global Valuation Project – August 2018. 2. IQVIA: APAC MVP-R Market and Investor Strategy - November 2018. ©2019 Evofem Biosciences, Inc. | 21

The MVP-R Franchise Her need NOW Birth Control that conforms to her life, not the other way around Multipurpose Vaginal pH Regulator (MVP-R) AMPHORA AMPHORA AMPHORA birth control urogenital chlamydia sexual pleasure and gonorrhea The birth control indication will disrupt the marketplace in all the best ways: The STI indication broadens Amphora’s lubricating properties are • New class, new option importance and usage beyond being studied on their ability to • Will expand the market launch target to include women increase sexual pleasure for women • Control back in her hands using other forms of birth control • On-demand birth control • Device- and hormone-free ©2019 Evofem Biosciences, Inc. | 22

Significant Achievements 2018 and 2019 YTD Research and Development ✓ Completed AMPOWER enrollment: Amphora for prevention of pregnancy ✓ Announced top-line data: Amphora for prevention of pregnancy ✓ Positive Type B meeting with FDA: Amphora for prevention of pregnancy ✓ Completed AMPREVENCE enrollment : Amphora for STI prevention Corporate and Financial ✓ Raised ~$36M from public offering of common stock & warrants (May 2018) ✓ Covered by 5 healthcare equity analysts ✓ Closed $80M strategic financing (June 2019) ©2019 Evofem Biosciences, Inc. | 23

Multiple Near-Term Catalysts

Top-line data: Amphora for prevention of chlamydia (Ph2b)	Nov. 2019^
Re-submit NDA: Amphora for prevention of pregnancy	Q4 2019^
Ex-U.S. Licensing Agreement: Amphora commercialization partner due diligence process and agreement completion	
Commercial launch: Amphora for prevention of pregnancy*	2020^
Phase 3 Chlamydia: Amphora for prevention of chlamydia	2H 2020^

^Expected dates.
*Assumes regulatory approval

EVOFEM BIOSCIENCES

©2019 Evofem Biosciences, Inc. | 24

Investor Relations Contact Amy Raskopf E: araskopf@evofem.com (Nasdaq: EVFM) C: (917) 673-5775